EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 8, 1998, except as to the information presented in Note 14, for which the date is May 15, 1998, appearing on page F-1 of C-Phone Corporation's Annual Report on Form 10-KSB for the year ended February 28, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP


Raleigh, North Carolina
August 13, 1998